Exhibit 10.1

SECURITIES PURCHASE

AGREEMENT

Dated as of September 12, 2007

by and among

NEUROBIOLOGICAL TECHNOLOGIES, INC.

and

THE PURCHASERS LISTED ON EXHIBIT A

TABLE OF CONTENTS

(continued)

		Page
Section 6.10.	Survival	23
Section 6.11.	Counterparts	23
Section 6.12.	Publicity	23
Section 6.13.	Severability	23
Section 6.14.	Further Assurances	23
Section 6.15.	Representation of Lead Purchaser	24

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT, dated as of September 12, 2007 (this “Agreement”), by and among Neurobiological Technologies, Inc., a Delaware corporation (the “Company”), and each of the purchasers of the senior secured notes of the Company and Common Stock of the Company whose names are set forth on Exhibit A attached hereto (each a “Purchaser” and collectively, the “Purchasers”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I

PURCHASE AND SALE OF NOTES AND COMMON STOCK

Section 1.1. Purchase and Sale of Notes and Common Stock.

(a) Upon the following terms and conditions, the Company shall issue and sell to the Purchasers, and the Purchasers shall, severally and not jointly, purchase, the respective principal amounts set forth opposite the names of such Purchasers on Exhibit A, Six Million Dollars ($6,000,000) aggregate principal amount of the Company’s Senior Secured Notes due 2008 (the “Notes”). The Notes are to be issued pursuant to an indenture (the “First Indenture”), to be dated as of the Closing Date (as defined below), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented and amended by the First Supplemental Indenture dated as of the Closing Date (the “Supplemental Indenture”), by and between the Company and the Trustee (the First Indenture as amended and supplemented by the Supplemental Indenture is referred to herein as the “Indenture”). The Notes shall be in substantially the form attached hereto as Exhibit B.

(b) Upon the following terms and conditions, the Purchasers shall be issued an aggregate of 2,750,000 shares (the “Purchased Shares”) of Common Stock, par value $0.001, of the Company (the “Common Stock”). The number of Purchased Shares to be issued to each Purchaser is set forth opposite such Purchaser’s name on Exhibit A attached hereto. The Notes and the Common Stock are collectively referred to herein as the “Securities”.

(c) On Closing, the Company shall cause the Purchased Shares to be delivered via the Depository Trust Company Deposit Withdrawal Agent Commission System registered in the name of such Purchasers. The Purchasers shall deposit, or cause to be deposited, the Purchased Shares in Purchasers’ respective accounts to be held at Merriman Curhan Ford & Co. (“Merriman”) until the end of the Lock-up Period (as defined below).

Section 1.2. Purchase Price and Closing. Subject to the terms and conditions hereof, the Company agrees to issue and sell to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers, severally but not jointly, agree to purchase the Notes and Purchased Shares for an aggregate purchase price of up to Six Million Dollars ($6,000,000) (the “Purchase Price”). The Notes and Purchased Shares shall be paid for and delivered on or before September 12, 2007 (the “Closing Date”). The closing of the purchase and sale of the Securities (the “Closing”) to be acquired by the Purchasers from the Company under this Agreement shall take place by facsimile and constructively at the offices of Goodwin Procter LLP, 4365 Executive Drive, San Diego, CA 92121 at 11:00 a.m., New York time; provided, that all of the conditions set forth in Article IV hereof and applicable to the Closing shall have been fulfilled or waived in accordance herewith. Subject to the terms and conditions of this Agreement, at the Closing the Company shall deliver or cause to be delivered to the Trustee Notes for the aggregate principal amount of Six Million Dollars ($6,000,000). Subject to the terms and conditions of this Agreement, no later than one (1) business day following Closing, the Company shall deliver to each Purchaser, or Purchaser’s nominee, that number of Purchased Shares set forth opposite the name of such Purchaser on Exhibit A. At the Closing, each Purchaser shall deliver its Purchase Price by wire transfer of immediately available funds to an account designated by the Company.

Section 1.3. Lock-Up.

(a) Each Purchaser agrees, severally and not jointly, that it shall not Transfer, except for Permitted Transfers, the Purchased Shares during the Lock-Up Period.

(b) Certain terms used in this Section 1.3 are defined as follows:

i.

The “Lock-Up Period” is the period of time beginning as of the date of this Agreement and ending on the earlier of (i) January 15, 2008, (ii) the 91st day immediately following the last closing of any sale of the Company’s Common Stock pursuant to the pending registration statement of the Company on Form S-1 (Commission File No. 333-145403) filed on August 13, 2007 (as the same may be amended, the “S-1”); provided, however, in no event shall the Lock-Up Period continue after the expiration of any lock-up agreement executed by any Affiliate of the Company in connection with the S-1.

ii.

“Permitted Transfers” shall mean (A) for any given Trading Day after the 5th Trading Day following the last closing of the S-1 financing (the “S-1 Financing”), the sale of a number of Purchased Shares up to 5% of the average daily trading volume of the Company’s Common Stock during the preceding five (5) Trading Days on the principal trading market for the Common Stock (such 5% volume limit to be divided ratably among the purchases in accordance with their relative holdings as set forth on Exhibit A), (B) transactions relating to Common Stock acquired by the Purchasers in open market transactions, and (C) the transfer of any Purchased Shares by any Purchaser to any of its stockholders, members, partners or other Affiliates (but specifically excluding any Affiliates engaged in a biotech business or otherwise may be deemed to directly compete with the Company), or to any other Purchaser buying Purchased Shares pursuant to this Agreement, but if and only if the same agree in writing to all of the restrictions contained in this Section 1.3 and deliver on or before the date of Transfer a duly executed acknowledgement to the Company, attaching this Section 1.3 and stating that the transferee unconditionally agrees to be bound by all of the restrictions contained in this Section 1.3.

iii.	“Transfer” shall mean (A) any offer, pledge, sale, contract to sell, sale of any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible \into or exercisable or exchangeable for Common Stock, or (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Purchased Shares owned by the Purchaser, whether such Purchased Shares were acquired directly from the Company pursuant hereto or in any secondary sale from another Purchaser hereunder, and regardless of whether any such transaction described in clause (1) or (2) above is to be settled by delivery of securities, in cash or otherwise.

(c) In order to ensure compliance with the provisions of this Section 1.3, as of Closing, or promptly thereafter, each Purchaser will set up a brokerage account at Merrimam to hold such Purchaser’s Purchased Shares acquired pursuant to this Agreement directly from the Company and any Purchased Shares acquired in a secondary sale by another Purchaser. Each Purchaser hereby authorizes Merrimam to monitor compliance of this Section 1.3 periodically and within Merriman’s discretion; and each Purchaser hereby agrees and covenants that it will cooperate with and assist Merriman in responding to all requests and enter into and perform any future agreements or instruments reasonably requested by Merriman or the Company to carry the purposes of this Section 1.3.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchasers, as of the date hereof and as of the Closing Date (except as set forth on the Schedule of Exceptions attached hereto with each numbered Schedule corresponding to the section number herein), as follows:

(a) A “shelf” registration statement on Form S-3 (File No. 333-123017) with respect to the Securities has been prepared by the Company and filed with the Securities and Exchange Commission (the “Commission”) in conformity in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder and has been filed with the Commission. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3. The Registration Statement (as defined below) meets the requirements of Rule 415(a)(1)(x) under the Securities Act and complies in all material respects with said rule. Copies of such registration statement, including any amendments thereto, the base prospectus (meeting in all material respects the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to the Purchasers. Such registration statement is herein referred to as the “Registration Statement”, which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A, 430B or 430C under the Securities Act and contained in the Prospectus referred to below, has become effective under the Securities Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The term “Prospectus” as used in this Agreement means the form of base prospectus together with the final prospectus supplement relating to the Securities (the “Prospectus Supplement”) delivered to the Purchasers on the date hereof. The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the Commission. The Company, if required by the rules and regulations of the Commission, proposes to file the Prospectus with the SEC pursuant to Rule 424(b). At the time the Registration Statement and any amendments thereto became effective, at the date of this Agreement and at the Closing Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at time the Prospectus or any amendment or supplement thereto was issued and at the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any reference herein to the Registration Statement or the Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include any documents incorporated by reference therein, and, in the case of any reference herein to the Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus Supplement under Rule 424(b) under the Securities Act and prior to the termination of the offering of the Securities.

(b) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the

time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Commission thereunder (the “Exchange Act Regulations”), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) Independent Accountants. Both Odenberg, Ullakko, Muranishi & Co. LLP, and Ernst & Young LLP, who have expressed their respective opinions on the audited financial statements and related schedules incorporated by reference in the Registration Statement and the Prospectus, are each registered public accounting firms as required by the Securities Act. To the knowledge of the Company, Odenberg, Ullakko, Muranishi & Co. LLP will express its opinion with respect to the financial statements to be included in the Company’s Annual Report on Form 10-K for the year ending June 30, 2007.

(d) Financial Statements. The financial statements, together with the related notes and schedules incorporated by reference in the Registration Statement and the Prospectus, fairly present the financial position and the results of operations and changes in financial position of the Company at the respective dates or for the respective periods therein specified. Such statements and related notes and schedules have been prepared in accordance with generally accepted accounting principles applied on a consistent basis except as may be set forth in the Registration Statement and the Prospectus.

(e) No Material Adverse Change in Business. The Company has not sustained, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus; and, since such date, there has not been any material adverse change or effect with respect to the condition (financial or otherwise), results of operations, stockholders’ equity, business or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), otherwise than as set forth or contemplated in the Registration Statement and the Prospectus.

(f) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to so qualify or have such power or authority would not have, singularly or in the aggregate, a Material Adverse Effect. Except for NTI-Empire, Inc.,

the Company’s sole subsidiary, the Company does not own or control, directly or indirectly, any corporations, associations or other entities or own any equity interest in any other entity. The Company does not have any “significant subsidiaries” (as that term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act). NTI-Empire, Inc. is the licensee under its license agreement with Abbott Laboratories, Inc. for the therapeutic Viprinex, and otherwise has no material assets and conducts no material operations.

(g) Capitalization. The Company’s authorized equity capitalization is as set forth in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2007, and the Common Stock conforms in all material respects to the description thereof incorporated by reference in the Registration Statement and the Prospectus (without giving effect to the planned reverse stock split described in the Company’s definitive proxy statement filed with the SEC on August 16, 2007); all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and conform to the description thereof contained in the Registration Statement and the Prospectus; and, except as set forth or incorporated by reference in the Registration Statement and the Prospectus, and except for securities resulting from the issuance or exercise of employee stock options, no options, warrants, or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for shares of capital stock or ownership interest in the Company are outstanding.

(h) Authorization of Agreement, Indenture, Security Agreement. This Agreement has been duly authorized, executed and delivered by the Company. The Indenture has been duly qualified under the Trust Indenture Act; the Indenture has been duly authorized, executed and delivered by the Company and the Trustee, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors rights generally from time to time in effect and to general principles of equity); and the Security Agreement by and between the Company and the Trustee (the “Security Agreement”) has been duly authorized, executed and delivered by the Company, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors rights generally from time to time in effect and to general principles of equity). This Agreement, the Indenture, the Notes, and the Security Agreement are collectively referred to as the “Transaction Documents”.

(i) Authorization and Description of Securities. The Notes, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors rights generally from time to time in effect and to general principles of equity), and will be entitled to the benefits of the Indenture.

The Purchased Shares, when duly paid for as provided herein, shall be duly and validly authorized and issued, and shall be fully paid and nonassessable, free and clear of all liens, taxes and other encumbrances. The Securities and the Indenture will conform, in all material respects, to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

(j) Absence of Defaults and Conflicts. The Company (i) is not in violation of its charter or by-laws, (ii) is not in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject and (iii) is not in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject except, with respect to clauses (ii) and (iii), any violations or defaults which, singularly or in the aggregate, would not have a Material Adverse Effect. The Company and its board of directors have taken all necessary action, if any, in order to exempt the Company’s issuance of the Securities and any Purchaser’s ownership of the Securities from the provisions of any control share acquisition, business combination or other similar anti-takeover provision under the Certificate of Incorporation of the Company or the laws of the state of its incorporation which is or could become applicable to any Purchaser as a result of the transactions contemplated by this Agreement.

(k) Absence of Labor Dispute. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which would result in a Material Adverse Effect.

(l) Absence of Proceedings. Except as set forth or incorporated by reference in the Registration Statement and the Prospectus, there is no legal or governmental proceeding pending to which the Company is a party or of which any property or assets of the Company is the subject which, singularly or in the aggregate, if determined adversely to the Company, might have a Material Adverse Effect or would prevent or adversely affect the ability of the Company to perform its obligations under this Agreement and the other Transaction Documents; and to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(m) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required or otherwise made available to Purchasers.

(n) Clinical Trials. The material human clinical trials conducted by the Company or in which the Company has participated and that are described in the Registration Statement and the Prospectus, or the results of which are referred to in the

Registration Statement and the Prospectus, if any, are the only material human clinical trials currently being conducted by or on behalf of the Company, and, to the Company’s knowledge, such studies and tests were and, if still pending, are being, conducted in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards; the descriptions of the results of such studies, tests and trials contained in the Registration Statement and the Prospectus, if any, are accurate and complete in all material respects. Except as set forth in the Registration Statement or Prospectus, the Company has no knowledge of any other studies or tests, the results of which call into question the results of the clinical trials described in the Registration Statement and the Prospectus. The Company has not received any notices or correspondence from the United States Food and Drug Administration (the “FDA”) or any other governmental agency requiring the termination, suspension or modification of any clinical trials conducted by, or on behalf of, the Company or in which the Company has participated that are described in the Registration Statement and the Prospectus, if any, or the results of which are referred to in the Registration Statement and the Prospectus. All human clinical trials previously conducted by or on behalf of the Company while conducted by or on behalf of the Company, were conducted in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards; the descriptions of the results of such studies, tests and trials contained in the Registration Statement and the Prospectus, if any, are accurate and complete in all material respects.

(o) Absence of Manipulation. Neither the Company nor any of its officers, directors or Affiliates, as such term is defined in Rule 501(b) under the Securities Act (each, an “Affiliate”) has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(p) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except for the filing of the Prospectus or such as have been already obtained.

(q) Investment Company Act; Public Utility Holding Company. The Company is not and, after giving effect to the offering of the Securities and the application of the proceeds thereof as described in the Prospectus, will not become an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”) and the rules and regulations of the Commission thereunder. The Company is not a “holding company” or a “public utility company” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

(r) Taxes. The Company (i) has filed all necessary federal, state and foreign income and franchise tax returns or has duly requested extensions thereof, (ii) has paid all federal, state, local and foreign taxes due and payable for which it is liable, except to the extent that any such taxes are being contested in good faith and by appropriate proceedings, and (iii) does not have any tax deficiency or claims outstanding or assessed or, to the best of the Company’s knowledge, proposed against it which, in each of the cases described in clauses (i), (ii) and (iii), could reasonably be expected to have a Material Adverse Effect.

(s) Nasdaq Listing. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is currently listed on the Nasdaq Capital Market (“NASDAQ”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act. The Purchased Shares have been approved for quotation or listing on NASDAQ and will be approved for quotation or listing on any subsequent principal trading market of the Common Stock, if any. On August 29, 2007, the Company received notification from the NASDAQ Listing Qualifications Department that the Company is not in compliance with NASDAQ continued listing standards, as described in the Company’s Current Report on Form 8-K filed on August 31, 2007.

(t) Insurance. The Company’s insurance coverage and policy amounts are set forth or incorporated by reference in the Registration Statement and the Prospectus, in all material respects.

(u) Internal Controls. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. The Company and its subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting, although the Company expects to report the existence of material weaknesses in its Annual Report on Form 10-K for the year ended June 30, 2007.

(v) Certain Relationships. No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Registration Statement and the Prospectus and which is not so described.

(w) Registration Rights. No person or entity has the right to require registration of shares of Common Stock or other securities of the Company as a result of or in connection with the transactions contemplated by this Agreement, except for persons and entities who have expressly waived such right or who have been given proper notice and have failed to exercise such right within the time or times required under the terms and conditions of such right.

(x) Margin Securities. The Company does not own any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(y) Disclosure. Except for the transactions contemplated by this Agreement, the Company confirms that neither it nor any other person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, nonpublic information that is not set forth in the Prospectus. Neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchasers by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

(z) Independent Nature of Purchasers. The Company acknowledges that the obligations of each Purchaser under the Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under the Transaction Documents. The Company acknowledges that the decision of each Purchaser to purchase Securities pursuant to this Agreement has been made by such Purchaser independently of any other purchase and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of its subsidiaries which may have made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company acknowledges that nothing contained herein, or in any Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges that for reasons of administrative convenience only, the Transaction Documents have been prepared by counsel for Platinum Long Term Growth VII, LLC, the lead Purchaser (the “Lead Purchaser”), and such counsel does not represent all of the Purchasers but only such Purchaser and the other Purchasers have retained their own individual counsel with respect to the transactions contemplated hereby. The Company acknowledges that it has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers. The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Purchasers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated hereby or thereby. The Company further acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Purchaser is (i) an officer or director of the Company, (ii) to the knowledge of the Company, an “affiliate” of the Company or any of its Subsidiaries (as defined in Rule 144 of the Securities Act) or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Exchange Act). The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Purchaser’s purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(aa) DTC Status; Integration. The Company’s transfer agent is a participant in and the Common Stock is eligible for transfer pursuant to the Depository Trust Company Automated Securities Transfer Program. Neither the Company, nor any of its Affiliates, nor any person or entity acting on its or their behalf has, directly or indirectly, made any sales of any security, under circumstances that would reasonably be expected to cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any trading market on which any of the securities of the Company are listed or designated.

(bb) Office of Foreign Assets Control. Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(cc) Brokerage Fees; Commissions. Except as described in the Registration Statement and the Prospectus, neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Purchasers for a brokerage commission, finder’s fee or like payment. The Company shall pay, and hold the Purchasers harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) arising in connection with any such claim.

Section 2.2. Representations and Warranties of the Purchasers. Each of the Purchasers hereby represents and warrants to the Company with respect solely to itself and not with respect to any other Purchaser as follows as of the date hereof and as of the Closing Date:

(a) Organization and Standing of the Purchasers. If the Purchaser is an entity, such Purchaser is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b) Authorization and Power. Each Purchaser has the requisite power and authority to enter into and perform the Transaction Documents and to purchase the Securities being sold to it hereunder. The execution, delivery and performance of the Transaction Documents by each Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Purchaser or its Board of Directors, stockholders, or partners, as the case may be, is required. When executed and delivered by the Purchasers, the other Transaction Documents shall constitute valid and binding obligations of each Purchaser enforceable against such Purchaser in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c) Acquisition for Investment. Each Purchaser is purchasing the Securities solely for its own account and not with a view to or for sale in connection with distribution. Each Purchaser does not have a present intention to sell any of the Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Securities to or through any person or entity; provided, however, that by making the representations herein, such Purchaser does not agree to hold the Securities for any minimum or other specific term (except, with respect to the Purchased Shares, for the Lock-up Period as set forth herein) and reserves the right to dispose of the Securities at any time in accordance with Federal and state securities laws applicable to such disposition.

(d) Certain Fees. The Purchasers have not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.

ARTICLE III

COVENANTS OF THE COMPANY

For a period of two years from the date hereof, the Company covenants with each Purchaser as follows, which covenants are for the benefit of each Purchaser and their respective permitted assignees.

Section 3.1. Securities Compliance. The Company shall take all necessary action and proceedings as may be required by applicable law, rule and regulation, for the legal and valid issuance, in accordance with the registration requirement of the Securities Act, of the Securities to the Purchasers.

Section 3.2. Registration and Listing. The Company shall cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, to comply in all respects with its reporting and filing obligations under the Exchange Act, to comply with all requirements related to any registration statement filed pursuant to this Agreement, and to not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein or in connection with a merger, tender offer or other acquisition pursuant to which the Company or substantially all of its assets or operations is acquired. The Company will use commercially reasonable efforts to continue the listing or trading of its Common Stock on NASDAQ or other exchange or market on which the Common Stock is trading.

Section 3.3. Compliance with Laws. The Company shall comply, and cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which would be reasonably likely to have a Material Adverse Effect.

Section 3.4. Keeping of Records and Books of Account. The Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

Section 3.5. Reporting Requirements. If the Company ceases to file its periodic reports with the Commission, or if the Commission ceases making these periodic reports available via the Internet without charge, then the Company shall furnish the following to each Purchaser:

(a) Quarterly Reports filed with the Commission on Form 10-Q as soon as practical after the document is filed with the Commission, and in any event within five (5) days after the document is filed with the Commission;

(b) Annual Reports filed with the Commission on Form 10-K as soon as practical after the document is filed with the Commission, and in any event within five (5) days after the document is filed with the Commission; and

(c) Copies of all notices, information and proxy statements in connection with any meetings, that are, in each case, provided to holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such holders of Common Stock.

Section 3.6. Other Agreements. The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability to perform of the Company or any Subsidiary under any Transaction Document.

Section 3.7. Use of Proceeds. The net proceeds from the sale of the Securities hereunder shall be used by the Company for working capital and general corporate purposes, including, but not limited to, growth and capital initiatives, investor and public relations, acquisitions and research and development activities, and not to redeem any Common Stock or securities convertible, exercisable or exchangeable into Common Stock or to settle any outstanding litigation.

Section 3.8. Reporting Status. The Company shall use commercially reasonable efforts to timely file all reports required to be filed with the Commission pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

Section 3.9. Disclosure of Transaction. The Company shall file with the Commission a Current Report on Form 8-K (the “Form 8-K”) describing the material terms of the transactions contemplated hereby (and attaching as exhibits thereto this Agreement, the form of Note, the Indenture, the Security Agreement, and the Press Release) as soon as practicable following the Closing Date but in no event more than two (2) Trading Days following the Closing Date. “Trading Day” means any day during which the principal exchange on which the Common Stock is traded shall be open for trading.

Section 3.10. Disclosure of Material Information. The Company covenants and agrees that neither it nor any other person acting on its behalf has provided or will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

Section 3.11. Amendments. During any period while the Notes are outstanding, the Company shall not amend or waive any provision of the Articles or Bylaws of the Company in any way that would adversely affect exercise rights, voting rights, prepayment rights or redemption rights of the holder of the Notes.

Section 3.12. Merz Assignment. The Company has granted a security interest in, among other things, all Accounts (as defined in the Security Agreement) including all rights to payment of sums due and owing, including royalty payments under the License and Cooperation Agreement among the Company, Merz + Co. GmbH & Co. (“Merz”) and Children’s Medical Center Corp., effective as of April 16, 1998 (the “Merz Agreement”). In the event the Note is not paid in full on or prior to January 15, 2008, all payments due the Company under the Merz Agreement shall be paid directly to the Trustee and deposited into an account (the “Account”) controlled by the Trustee for the benefit of the Purchaser’s in accordance with the First Supplemental Indenture, with all sums so paid and deposited applied to the Purchaser’s expenses, interest accrued and unpaid under the Note, and then to repay principal of the Note. Upon payment in full of all obligations of the Company under the Note, payments under the Merz Agreement shall thereafter be made to the Company and the Trustee shall no longer have dominion over the Account. The Company authorizes the Purchasers to notify Merz of such pledge and assignment and shall cooperate with the Purchasers in directing Merz to make payments under the Merz Agreement to the Purchasers as set forth herein. The Company shall use its commercially reasonable efforts to ensure that any amendment or modification of the Merz Agreement shall not materially and adversely affect the ability of the Company to repay the Notes; further, the Company covenants and agrees that, to the extent it receives any payment as consideration for or in connection with any amendment, modification or termination, it shall hold such payment in trust for the benefit of the holders of the Notes.

Section 3.13. Application of Subsequent Financing; Most Favored Nation. The Company shall use the net proceeds received, directly or indirectly, from any subsequent financing (whether debt, equity or otherwise), including, without limitation, any Permitted Indebtedness (as defined in the Indenture), to prepay the Note prior to the use of such net proceeds for any other purpose; provided, that the foregoing shall not apply to any proceeds received in an Exempt Issuance. If the Company, or any of its subsidiaries, effects a subsequent financing pursuant to which it issues Common Stock, or securities convertible for or exercisable into Common Stock, during the Lock-up Period (other than an Exempt Issuance), the Company shall not permit transfer of such Common Stock issued in such subsequent financing on terms less restrictive than those imposed on the Purchasers, unless simultaneously, the Company and the Purchasers agree to such less-restrictive terms. “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors, but shall not include a transaction to an entity whose primary business is investing in securities and (d) securities issued in the S-1 financing and (e) securities issued in any transaction that is approved in writing by the holders of a majority of the Purchase Shares then held by the Purchasers.

Section 3.14. Defaults. The Company acknowledges and agrees that any default or breach of this Agreement by the Company shall constitute an event of default under the Indenture, the Notes and the other Transaction Documents.

ARTICLE IV

CONDITIONS

Section 4.1. Conditions Precedent to the Obligation of the Company to Close and to Sell the Securities. The obligation hereunder of the Company to close and issue and sell the Securities to the Purchasers at the Closing is subject to the satisfaction or waiver, at or before the Closing of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a) Accuracy of the Purchasers’ Representations and Warranties. The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(b) Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchasers at or prior to the Closing Date.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d) Delivery of Purchase Price. The Purchase Price for the Securities shall have been delivered to the Company on the Closing Date.

(e) Delivery of Transaction Documents. The Transaction Documents shall have been duly executed and delivered by the Purchasers to the Company.

(f) Delivery of W-9. Each Purchaser shall have executed and delivered a Form W-9 (Request for Taxpayer Identification Number and Certification).

Section 4.2. Conditions Precedent to the Obligation of the Purchasers to Close and to Purchase the Securities. The obligation hereunder of the Purchasers to purchase the Securities and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Purchasers’ sole benefit and may be waived by the Purchasers at any time in their sole discretion.

(a) Accuracy of the Company’s Representations and Warranties. Each of the representations and warranties of the Company in this Agreement and the other Transaction Documents shall be true and correct in all material respects as of the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

(b) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(c) No Suspension, Etc. Trading in the Common Stock shall not have been suspended by the Commission or the NASDAQ (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets (“Bloomberg”) shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in any financial market which, in each case, in the judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities.

(d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(f) Opinion of Counsel. The Purchasers shall have received an opinion of counsel to the Company, dated the date of the Closing, substantially in the form of Exhibit D hereto, with such exceptions and limitations as shall be reasonably acceptable to counsel to the Purchasers.

(g) Notes. At or prior to the Closing, the Company shall have delivered to the Trustee, for the benefit of the Purchasers, a Note for an aggregate face amount of $6,000,000, duly authenticated by the Trustee, which shall, promptly following Closing, be cancelled and reissued to the Purchasers in the denomination set forth on Exhibit A hereto.

(h) Purchased Shares. At or prior to the Closing, the Company shall have delivered to its counsel or its transfer agent instructions to issue the Purchasers (or a nominee) Purchased Shares (registered as set forth in Exhibit A) for delivery at the Closing or immediately thereafter via DWAC as set forth in Section 1.1 (b); provided, however, the Company may cause physical share certificates, bearing no restrictive legends, to be delivered immediately to the Trustee and cause those physical shares certificates to be cancelled and delivered via DWAC as set forth in Section 1.1 (b) as soon as reasonably possible; provided, further, to the extent a Purchaser does not wish to hold shares at Merriman, the Company will deliver physical certificates bearing a restrictive legend referencing Section 1.3 (Lock-Up) of this Agreement and any other applicable restrictive legends.

(i) Secretary’s Certificate. The Company shall have delivered to the Purchasers a secretary’s certificate, dated as of the Closing Date, as to (i) the resolutions adopted by the Board of Directors approving the transactions contemplated hereby, (ii) the Articles, (iii) the Bylaws, each as in effect at the Closing, and (iv) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

(j) Officer’s Certificate. On the Closing Date, the Company shall have delivered to the Purchasers a certificate signed by an executive officer on behalf of the Company, dated as of the Closing Date, confirming the accuracy of the Company’s representations, warranties and covenants as of such Closing Date and confirming the compliance by the Company with the conditions precedent set forth in paragraphs (a)-(e) and (k) of this Section 4.2 as of the Closing Date.

(k) Indenture. As of the Closing Date, the Company and the Trustee shall have executed and delivered the Indenture and the Company shall have provided a correct and complete copy of the Indenture to the Purchasers. The Trustee shall have delivered a certificate, reasonably satisfactory to the Purchasers, as to the Trustee’s authority, execution and delivery of the Indenture and the authentication of the Notes, along with copies of all other certificates and opinions delivered pursuant to the Indenture in connection with the Supplemental Indenture and the Notes.

(l) Material Adverse Effect. No Material Adverse Effect shall have occurred.

(m) Security Agreement. At the Closing, the Company shall have executed and delivered the Security Agreement to the Trustee.

(n) Registration Statement. The Registration Statement shall be effective and available for the issuance and sale of the Securities hereunder and the Company shall have delivered to the Purchasers the Prospectus and the Prospectus Supplement as required thereunder; no stop order suspending the effectiveness of the Registration Statement or any post effective amendment to the Registration Statement shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

ARTICLE V

INDEMNIFICATION

Section 5.1. Indemnity. The Company agrees to indemnify and hold harmless each Purchaser (and its respective directors, officers, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, obligations, claims, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements, costs of investigation and all judgments and amounts paid in settlement) incurred by such Purchaser as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein or in the other Transaction Documents (other than any such losses, liabilities, obligations, claims, deficiencies, costs, damages and expenses that a court of competent jurisdiction shall have determined by a final judgment to have resulted directly from the actions or failure to act of such Purchaser through its bad faith or willful misconduct).

Section 5.2. Indemnification Procedure. Any party entitled to indemnification under this Article V (an “indemnified party”) will give written notice to the indemnifying party of any matter giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article V except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnifying party a conflict of interest between it and the indemnified party exists with respect to such action, proceeding or claim (in which case the indemnifying party shall be responsible for the reasonable fees and expenses of one separate counsel for the indemnified parties), to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding affected without its prior written consent. Notwithstanding anything in this Article V to the contrary, the indemnifying party shall not, without the indemnified party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification obligations to defend the indemnified party required by this Article V shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party shall refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

ARTICLE VI

MISCELLANEOUS

Section 6.1. Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, however, that the Company shall pay all actual attorneys’ fees and expenses (including disbursements and out-of-pocket expenses) incurred by the Lead Purchaser in connection with (i) the preparation, negotiation, execution and delivery of the Transaction Documents and the transactions contemplated thereunder, which payment shall be made at Closing in the amount of $20,000, including attorneys’ fees, and (ii) any amendments, modifications or waivers of this Agreement or any of the other Transaction Documents.

Section 6.2. Specific Performance; Consent to Jurisdiction; Venue.

(a) The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b) The parties agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue. The parties irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York. The Company and each Purchaser consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 6.2 shall affect or limit any right to serve process in any other manner permitted by law. The Company and the Purchasers hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to the Securities, this Agreement or the other Transaction Documents, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party. The parties hereby waive all rights to a trial by jury.

Section 6.3. Entire Agreement; Amendment. This Agreement and the Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the other Transaction Documents, neither the Company nor any Purchaser make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the Purchasers holding at least a majority of the principal amount of the Notes then held by the Purchasers. Any amendment or waiver effected in accordance with this Section 6.3 shall be binding upon each Purchaser (and their permitted assigns) and the Company.

Section 6.4. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:	Neurobiological Technologies, Inc.
2000 Powell Street, Suite 800
Emeryville, CA 94608
Attention: Craig W. Carlson,
Vice President, Finance and Chief Financial Officer
Telephone: (510) 595-6000

with copies (which copies

shall not constitute notice

to the Company) to:

Stephen C. Ferruolo
Goodwin Procter LLP
4365 Executive Drive
San Diego, CA 92121
Telephone: (858) 202-2710
Facsimile: (858) 457-1255

If to any Purchaser: At the address of such Purchaser set forth on Exhibit A to this Agreement, with copies to Purchaser’s counsel as set forth on Exhibit A or as specified in writing by such Purchaser with copies which copies shall not constitute notice to the Company) to:

Shane McCormack, Esq.
Burak Anderson & Melloni, plc
30 Main Street, Suite 210
Burlington, Vermont 05401
Telephone: (802) 862-0500
Facsimile: (802) 862-0500

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

Section 6.5. Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. No consideration shall be offered or paid to any Purchaser to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. This provision constitutes a separate right granted to each Purchaser by the Company and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

Section 6.6. Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 6.7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. After the Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement. Subject to Section 1.3 hereof, the Purchasers may assign the Securities and its rights under this Agreement and the other Transaction Documents and any other rights hereto and thereto without the consent of the Company.

Section 6.8. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 6.9. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

Section 6.10. Survival. The representations and warranties of the Company and the Purchasers shall survive the execution and delivery hereof and the Closing until the second anniversary of the Closing, the agreements and covenants set forth in Article III shall survive the execution and delivery hereof until the second anniversary of the Closing (or the repayment in full of the Notes, if earlier), and the agreements and covenants set forth in Articles I, V and VI of this Agreement shall survive the execution and delivery hereof and such Closing hereunder.

Section 6.11. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

Section 6.12. Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the names of the Purchasers without the consent of the Purchasers, which consent shall not be unreasonably withheld or delayed, or unless and until such disclosure is required by law, rule or applicable regulation, including without limitation any disclosure pursuant to the Registration Statement, and then only to the extent of such requirement.

Section 6.13. Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 6.14. Further Assurances. From and after the date of this Agreement, upon the request of the Purchasers or the Company, the Company and each Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the other Transaction Documents.

Section 6.15. Representation of Lead Purchaser. It is acknowledged by each Purchaser that the Lead Purchaser has retained Burak Anderson & Melloni, PLC to act as its counsel in connection with the transactions contemplated by the Transaction Documents and that Burak

Anderson & Melloni, PLC has not acted as counsel for any Purchaser, other than the Lead Purchaser, in connection with the transactions contemplated by the Transaction Documents and that none of such Purchasers has the status of a client for conflict of interest or any other purposes as a result thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized officers as of the date first above written.

NEUROBIOLOGICAL TECHNOLOGIES, INC.

By:	/s/ Craig W. Carlson
Name: Craig W. Carlson
Title: Chief Financial Officer

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SIGNATURE PAGE FOR PURCHASERS FOLLOWS]

EXHIBIT A

LIST OF PURCHASERS

  Notes

Name and address of Purchasers	Investment Amount and Denominations of Notes
Platinum Long Term Growth VII, LLC 152 W 57th Street, 54th Floor NYC, NY 10019	$4,000,000.00*
Cranshire Capital, L.P. 3100 Dundee Road, Suite 703 Northbrook, IL 60062	$100,000.00
Iroquois Master Fund Ltd. 641 Lexington Avenue, 26th Floor New York, NY 10022	$107,142.72
Otago Partners, LLC 787 7th Avenue, 48th Floor New York, NY 10019	$127,551.32
Highbridge International LLC By: Highbridge Capital Management, LLC c/o Highbridge Capital Management, LLC 9 West 57th Street, 27th Floor New York, NY 10019	$1,237,754.65*
Capital Ventures International By: Heights Capital Management, Inc. its authorized agent c/o Heights Capital Management 101 California Street, Suite 3250 San Francisco, CA 94111	$300,000.00
Hudson Bay Fund LP 120 Broadway, 40th Floor New York, NY 10271	$57,397.86
Hudson Bay Overseas Fund, LTD 120 Broadway, 40th Floor New York, NY 10271	$70,153.46

  Common Stock

Name and address of Purchasers	Number of Shares of Common Stock
Platinum Long Term Growth VII, LLC 152 W 57th Street, 54th Floor NYC, NY 10019	1,833,333*
Cranshire Capital, L.P. 3100 Dundee Road, Suite 703 Northbrook, IL 60062	45,833
Iroquois Master Fund Ltd. 641 Lexington Avenue, 26th Floor New York, NY 10022	49,107
Otago Partners, LLC 787 7th Avenue, 48th Floor New York, NY 10019	58,461
Highbridge International LLC By: Highbridge Capital Management, LLC c/o Highbridge Capital Management, LLC 9 West 57th Street, 27th Floor New York, NY 10019	567,304*
Capital Ventures International By: Heights Capital Management, Inc. its authorized agent c/o Heights Capital Management 101 California Street, Suite 3250 San Francisco, CA 94111	137,500
Hudson Bay Fund LP 120 Broadway, 40th Floor New York, NY 10271	26,307
Hudson Bay Overseas Fund, LTD 120 Broadway, 40th Floor New York, NY 10271	32,154

* In a privately negotiated transaction, effective immediately upon Closing of the transactions contemplated by this Agreement, Platinum Long Term Growth VII, LLC agreed to allocate to Highbridge International LLC its purchase of 220,166 Purchased Shares and to allocate $500,000 principal amount of the Notes to Highbridge International LLC. Because this allocation was effective upon Closing, the Company sold Notes and Purchased Shares in accordance with this allocation and the tables above reflect the respective parties’ investments and ownership of Purchased Shares and Notes after giving effect to this allocation.

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EXHIBIT B

FORM OF NOTE

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EXHIBIT C

LIST OF STATES

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EXHIBIT D

FORM OF LEGAL OPINION

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